                       CIT Equipment Collateral - 2004-EF1
                            Monthly Servicing Report



                                                                                 Determination Date:          07/16/04
                                                                                 Collection Period:           06/30/04
                                                                                 Payment Date:                07/20/04

I.      AVAILABLE FUNDS

        A.  Available Pledged Revenues

                a.      Scheduled Payments Received                                                      26,597,628.09
                b.      Liquidation Proceeds Allocated to Owner Trust                                             0.00
                c.      Required Payoff Amounts of Prepaid Contracts                                      4,793,731.28
                d.      Required Payoff Amounts of Purchased Contracts                                      157,949.52
                e.      Proceeds of Clean-up Call                                                                 0.00
                f.      Investment Earnings on Collection Account and Note
                        Distribution Account                                                                      0.00
                                                                                                         -------------
                                        Total Available Pledged Revenues =                               31,549,308.89

        B.  Determination of Available Funds

                a.      Total Available Pledged Revenues                                                 31,549,308.89
                b.      Servicer Advances                                                                 2,347,760.40
                c.      Recoveries of prior Servicer Advances                                                    0.00
                d.      Withdrawal from Reserve Account                                                           0.00
                                                                                                         -------------
                                        Total Available Funds =                                          33,897,069.29

II.     DISTRIBUTION AMOUNTS

        A.  COLLECTION ACCOUNT DISTRIBUTIONS

                1.      Servicing Fee                                                                       557,354.87

                2.      Class A-1 Note Interest Distribution                         165,988.33
                        Class A-1 Note Principal Distribution                     27,515,031.72
                          Aggregate Class A-1 distribution                                               27,681,020.05

                3.      Class A-2 Note Interest Distribution                         167,050.00
                        Class A-2 Note Principal Distribution                              0.00
                          Aggregate Class A-2 distribution                                                  167,050.00

                4.      Class A-3 Note Interest Distribution                         435,475.44
                        Class A-3 Note Principal Distribution                              0.00
                          Aggregate Class A-3 distribution                                                  435,475.44

                5.      Class B Note Interest Distribution                            36,693.28
                        Class B Note Principal Distribution                        1,159,343.52
                          Aggregate Class B distribution                                                  1,196,036.80

                6.      Class C Note Interest Distribution                            50,806.08
                        Class C Note Principal Distribution                                0.00
                          Aggregate Class C distribution                                                     50,806.08

                7.      Class D Note Interest Distribution                            53,605.63
                        Class D Note Principal Distribution                                0.00
                          Aggregate Class D distribution                                                     53,605.63

                9.      Deposit to the Reserve Account                                                    3,755,720.42

                10.     Amounts Payable in connection with the Reserve Account                                    0.00

                11.     To the holder of the equity certificate                                                   0.00


                                        Collection Account Distributions =                               33,897,069.29
                                                                                                         =============

        B.  RESERVE ACCOUNT DISTRIBUTIONS

                1.      Withdrawal from the Reserve Account                                                       0.00

                2.      Interest to the Holdback Amount Designee                                                  0.00

                3.      Release of Excess from the Reserve Account                                                0.00
                                                                                                         -------------
                                        Reserve Account Distributions =                                           0.00
                                                                                                         =============

                                                                                                         -------------
        C.  INCORRECT DEPOSITS                                                                                    0.00
                                                                                                         =============


III.       INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES




                        Distribution                       Class A-1        Class A-2        Class A-3
                           Amounts                            Notes           Notes            Notes
                        ------------                       ----------       ---------        ---------
                1.      Interest Due                       165,988.33       167,050.00       435,475.44
                2       Interest Paid                      165,988.33       167,050.00       435,475.44
                3       Interest Shortfall                       0.00             0.00             0.00
                        ((1) minus (2))
                4       Principal Paid                  27,515,031.72             0.00             0.00
                5       Total Distribution Amount       27,681,020.05       167,050.00       435,475.44
                        ((2) plus (4))


                        Distribution                       Class B          Class C           Class D       Total Offered
                           Amounts                          Notes            Notes             Notes           Notes
                        ------------                       -------          -------          --------      --------------
                1.      Interest Due                       36,693.28         50,806.08        53,605.63       909,618.76
                2       Interest Paid                      36,693.28         50,806.08        53,605.63       909,618.76
                3       Interest Shortfall                      0.00              0.00             0.00             0.00
                        ((1) minus (2))
                4       Principal Paid                  1,159,343.52              0.00             0.00    28,674,375.24

                5       Total Distribution Amount       1,196,036.80         50,806.08        53,605.63    29,583,994.00
                        ((2) plus (4))

IV.       Information Regarding the Securities

        A       Summary of Balance Information


                                         Applicable    Principal Balance    Class Factor        Original           Original
                        Class              Coupon            Jul-04            Jul-04       Principal Balance    Class Factor
                                            Rate          Payment Date      Payment Date
                        -----            ----------    -----------------    ------------    -----------------    ------------
                a.      Class A-1 Notes    1.6300%       113,484,968.28        0.80486        141,000,000.00        1.00000
                b.      Class A-2 Notes    2.5700%        90,000,000.00        1.00000         90,000,000.00        1.00000
                c.      Class A-3 Notes    3.5000%       172,276,000.00        1.00000        172,276,000.00        1.00000
                d.      Class B Notes      2.9900%        15,832,656.48        0.93177         16,992,000.00        1.00000
                e.      Class C Notes      4.1400%        16,992,000.00        1.00000         16,992,000.00        1.00000
                f.      Class D Notes      4.6800%        15,859,654.22        1.00000         15,859,654.22        1.00000

                g.          Total Offered Notes          424,445,278.98                       453,119,654.22

        B       Other Information



                                                    Scheduled
                                                Principal Balance
                        Class                        Jul-04
                                                  Payment Date
                        -----                   -----------------
                        Class A-1 Notes           118,651,919.58

                                                             Target             Class
                                           Class        Principal Amount        Floor
                        Class            Percentage          Jul-04            Jul-04
                                                          Payment Date       Payment Date
                        -----            ----------     -----------------    ------------
                        Class A            95.96%         407,284,385.98
                        Class B             4.04%           1,159,343.52         0.00

V.      PRINCIPAL

        A.  MONTHLY PRINCIPAL AMOUNT

                1.      Principal Balance of Notes and Equity Certificates                      453,119,654.22
                        (End of Prior Collection Period)
                2.      Contract Pool Principal Balance (End of Collection Period)              424,445,278.98
                                                                                                --------------
                                Total monthly principal amount                                   28,674,375.24


VI.     CONTRACT POOL DATA

        A.  CONTRACT POOL CHARACTERISTICS

                                                                                        Original              Jul-04
                                                                                          Pool             Payment Date
                                                                                        --------           ------------

                1.      a.  Contract Pool Principal Balance (active contracts)       453,119,654.22        424,445,278.98
                        b.  Positive Rent Due (active contracts)                                             2,347,760.40
                                                                                     --------------        --------------
                        c.  Required Payoff Amount (active contracts)                453,119,654.22        426,793,039.38


                        d.  Required Payoff Amount (unliquidated defaults)                                           0.00
                                                                                     --------------        --------------
                        e.  Total Required Payoff Amount                             453,119,654.22        426,793,039.38
                                                                                     ==============        ==============

                2.      No of Contracts                                                       5,761                 5,703

                3       Weighted Average Remaining Term                                        44.0                  42.6

                4       Weighted Average Original Term                                         53.6


        B.  DELINQUENCY INFORMATION

                                                                 % of
                                                                                            No. Of           Required
                                                              Contracts      % of RPA      Accounts        Payoff Amount
                                                              ---------      --------      --------        -------------


                1.      Current                                 99.35%        99.41%         5,666        424,271,091.67
                        31-60 days                               0.58%         0.52%            33          2,227,630.46
                        61-90 days                               0.07%         0.07%             4            294,317.25
                        91-120 days                              0.00%         0.00%             0                  0.00
                        121-150 days                             0.00%         0.00%             0                  0.00
                        151-180 days                             0.00%         0.00%             0                  0.00
                        180+ days                                0.00%         0.00%             0                  0.00
                                                               -------        ------         -----        --------------
                        Subtotal - Active Accounts             100.00%       100.00%         5,703        426,793,039.38

                        Remaining RPA - Unliquidated Defaults    0.00%         0.00%             0                  0.00
                                                               -------        ------         -----        --------------
                        Total Delinquency                       100.0%        100.0%         5,703        426,793,039.38
                                                               =======        ======         =====        ==============
                2.      Delinquent Scheduled Payments:

                        Beginning of Collection Period                                        0.00
                        End of Collection Period                                      2,347,760.40
                                                                                      ------------

                                           Change in Delinquent Scheduled Payments    2,347,760.40

        C.  DEFAULTED CONTRACT INFORMATION

                1. A) Reported Loss Information

                                                                   Current Period          Cumulative
                                                                  -----------------     ------------------
                                                                  Amount  % of ICPB     Amount   % of ICPB
                                                                  ------  ---------     ------   ---------
                        Defaulted Valuation Amount                 0.00      0.00%       0.00      0.00%
                        Cash Collected on Defaulted Contracts      0.00      0.00%       0.00      0.00%
                        Net Loss Amount                            0.00      0.00%       0.00      0.00%

                   B) Cumulative Loss Trigger Percentage                                           0.75%
                        Cumulative Loss Trigger in Effect                                           NO


                2. Supplemental Information on Unliquidated Defaulted Contracts

                        Required Payoff Amount at time of Default                                 0.00
                        Initial Defaulted Valuation Amount                                        0.00
                        Cash Collected on Defaulted Contracts                                     0.00
                                                                                                  -----
                        Remaining Required Payoff Amount of Defaulted Contracts                   0.00
                                                                                                  ====
                        Initial Valuation as a % of Required Payoff Amount at time of Default     0.00%
                        Remaining Balance % of Required Payoff Amount at time of Default          0.00%


                3. Supplemental Information on Liquidated Contracts

                                                                          Current Period                Cumulative
                                                                       --------------------        ------------------
                                                                       Amount     % of ICPB        Amount    % of ICPB
                                                                       ------     ---------        ------    ---------
                        Required Payoff Amount at time of Default       0.00         0.00%          0.00       0.00%
                        Cash Collected on Liquidated Contracts          0.00         0.00%          0.00       0.00%
                                                                        ----         -----          ----       -----
                        Net Loss Amount on Liquidated Contracts         0.00         0.00%          0.00       0.00%
                                                                        ====         =====          ====       =====
                        Loss Severity Percentage                        0.00%                       0.00%
                        Number of Contracts                                0                           0
                        % of Original Contracts                         0.00%                       0.00%

VII.    INFORMATION REGARDING THE RESERVE ACCOUNT

        A.  RESERVE ACCOUNT

                1.      Opening Reserve Account Balance                         13,593,590.00

                2.      Investment Earnings                                          2,516.33

                3.      Deposit from the Collection Account                      3,755,720.42

                4.      Withdrawals from the Reserve Account                             0.00

                5.      Interest payment to the Holdback Designee                        0.00

                6.      Release of Reserve Account Surplus                               0.00

                7.      Ending Reserve Account Balance                          17,351,826.75

                8.      Available amount                                        17,351,826.75

                9.      Required Reserve Account Amount                         19,100,037.55

                10.     Reserve Account Surplus/ (Shortfall)                    (1,748,210.80)

VIII.   MISCELLANEOUS INFORMATION

        A.  SERVICER ADVANCE BALANCE

                1.      Opening Servicer Advance Balance                        0.00
                2.      Current Period Servicer Advance                 2,347,760.40
                3.      Recoveries of prior Servicer Advances                   0.00
                                                                        ------------
                4.      Ending Servicer Advance Balance                 2,347,760.40


        D.  OTHER RELATED INFORMATION

                1.      Life to Date Prepayment (CPR)                           16.3%

                2.      Life to Date Substitutions:

                        a.  Prepayments                         0.00

                        b.  Defaults                            0.00

                        DELINQUENCY ANALYSIS AND LTD CPR HISTORY

                                % of                 % of                 % of                  % of
                                Aggregate            Aggregate            Aggregate             Aggregate
                                Required Payoff      Required Payoff      Required Payoff       Required Payoff
                                Amounts              Amounts              Amounts               Amounts
                    Collection
                    Periods     31-60 Days Past Due  61-90 Days Past Due  91-120 Days Past Due  120+ Days Past Due   LTD CPR
                    ----------  -------------------  -------------------  --------------------  ------------------   --------
                      06/30/04         0.52%                0.07%                 0.00%              0.00%            16.27%



                                NET LOSS HISTORY

                                Collection          Net                Net
                                  Month        Loss Percentage       Losses
                                ----------     ---------------       ------
                                06/30/04          0.00%                 -